Exhibit 99.01

MacroSolve Announces FY 2012 Second Quarter Results

TULSA, OK—August 13, 2012 – MacroSolve, Inc. (OTCPK: MCVE) (OTCQB: MCVE) (“MacroSolve” or the “Company”), a company focused on intellectual property licensing and patent enforcement in the mobile app market development space, today announced financial results for its second quarter of fiscal 2012, ended June 30, 2012.

Highlights for Q2 of fiscal 2012 include:
•	Revenues increased 161% to $572,000 from $219,000 in the same period of FY 2011;
•	Marks sixth consecutive quarter of revenue growth;
•	Licensing revenues increased 356% from $52,000 in the same period of FY 2011;
•	$312,000 backlog for custom mobile app solution services;
•	Gross profit increased 172% to $329,000 from $121,000 in Q2 of FY 2011; and
•	The Company’s distribution network supported growth in new sales of software products and solution services.

Also, as recently announced, all assets relating to the Illume Mobile business were sold to DecisionPoint Systems, Inc. in a profitable sale for $1,000,000 in cash and stock on July 31, 2012. In addition, MacroSolve may earn up to an additional $500,000 in cash and stock upon certain net revenue milestones being reached by DecisionPoint relating to the Illume Mobile assets;

Revenues for the three months ended June 30, 2012 were $572,000 as compared to $219,000 in the quarter ended June 30, 2011. This 161% rise is due to increased intellectual property licensing and increased sales of the Company’s products and services.

Similarly, for the six month period ended June 30, 2012, revenues were $1,426,000 as compared to $335,000 for the six months ended June 30, 2011. This 326% increase in sales is a result of IP licensing, and increased sales of the Company’s products and services.

On June 30, 2012, MacroSolve had an additional $312,000 in backlog that is not included in the reported revenues for the quarter ended June 30, 2012. The majority of this unbilled revenue was transferred to DecisionPoint as part of the July 31, 2012 sale of Illume Mobile assets.

Gross profit in the second quarter of fiscal 2012 rose 172% to $329,000 from $121,000 in the second quarter of fiscal 2011. For the six month period ended June 30, 2012, gross profit was up 335% to $827,000 from $190,000 in the first half of 2011.

Operating expenses increased 34% in the three months ended June 30, 2012 to $1,054,000 from $784,000 in the same period of fiscal 2011. The increase was driven by a rise in investments in growth via salaries, marketing, and public relations expenses in support of higher revenues, as well as depreciation and amortization expenses. The resulting loss from operations was $726,000 in the second quarter of fiscal 2012, up 10% over operating loss of $663,000 in the second quarter of fiscal 2011.

Similarly, the loss from operations for the six months ended June 30, 2012 was $(1,331,000), as compared to loss from operations in the same period of the prior year of $(1,141,000). The $170,000, or 15%, increase in loss from operations was primarily due to growth in company personnel in support of additional revenues offset by increased profit for the year to date.

Net loss for the three months ended June 30, 2012 was $(779,000) or $(0.01) per share, as compared to a net loss of $(723,000) or $(0.01) in the three months ended June 30, 2011, an increase of $56,000 or 8%. The rise was primarily due to increasing the Company’s workforce by 11 employees. For the six months ended June 30, 2012 net loss was $(1,484,000) or $(0.01) per share, as compared to a net loss of $(1,230,000) or $(0.01) per share for the six months ended June 30, 2011.

“We’ve just completed our sixth consecutive quarter of revenue increases, clearly demonstrating that our growth strategy is working,” stated MacroSolve Executive Chairman, Jim McGill. “With the sale of Illume Mobile assets, we are focusing on growing our intellectual property portfolio and license sales. We have confidence the next quarter will show strong results due to intellectual property and a unique investment approach that mentors budding developers in the world of mobile technology.”

For further information please see MacroSolve’s full 10-Q filing at www.sec.gov.

About MacroSolve

MacroSolve, Inc. is an Oklahoma corporation formed on January 17, 1997, under the laws of the State of Oklahoma. We are focused on intellectual property licensing and enforcement of our patent in the mobile app market development space. Our principal executive offices are located at 1717 South Boulder Avenue, Suite 700, Tulsa, Oklahoma 74119.

Safe Harbor Statement

This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Important factors that may cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this press release are described in our publicly filed reports. Factors that could cause these differences include, but are not limited to, the acceptance of our products, lack of revenue growth, failure to realize profitability, inability to raise capital and market conditions that negatively affect the market price of our common stock. The Company disclaims any responsibility to update any forward-looking statements.

Contact Information

•	Company Contact
info@macrosolve.com

MACROSOLVE, INC.

BALANCE SHEETS

	6/30/2012	12/31/2011

ASSETS

CURRENT ASSETS:
Cash	$99,196	$273,132
Accounts receivable - trade	367,266	288,201
Prepaid expenses and other	135,355	240,388

Total current assets	601,817	801,721

PROPERTY AND EQUIPMENT, at cost:	263,836	285,976
Less - accumulated depreciation	(171,906)	(188,016)
Total cost of revenues
Net property and equipment	91,930	97,960

OTHER ASSETS:
Note receivable	135,577	135,577
Software development costs, net of accumulated amortization
of $169,564 and $36,316 as of June 30, 2012 and
December 31, 2011, respectively	1,315,044	1,280,903
Other assets	61,066	83,329

Total other assets	1,511,687	1,499,809

TOTAL ASSETS	$2,205,434	$2,399,490

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$-	$-
Revolving Line of Credit	100,000	100,000
Note Payable - Shareholder	459,842	169,306
Accounts payable - trade and accrued liabilities	370,554	631,419
Unearned income	53,614	31,400

Total current liabilities	984,010	932,125

LONG-TERM DEBT, less current maturities
Oklahoma Technology Commercialization Center	237,500	237,500
Convertible debentures	150,000	2,621,161
Total long-term debt, less current maturities	387,500	2,858,661

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock, $.01 par value; authorized 500,000,000 shares;
issued and outstanding 174,952,780 and 122,386,894 shares, at
June 30, 2012 and December 31, 2011, respectively	1,749,527	1,223,869
Additional paid-in capital	13,242,622	10,059,029
Accumulated deficit	(14,158,225)	(12,674,194)

Total stockholders' (deficit) equity	833,924	(1,391,296)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,205,434	$2,399,490

The accompanying notes are an integral part of these statements.

MACROSOLVE, INC.

STATEMENTS OF OPERATIONS
	For the Quarters Ended		Year to Date
For the Periods Ended June 30,	6/30/2012	6/30/2011	2012	2011

REVENUES:
Software products and licensing	$237,309	$52,244	$1,009,435	$72,560
Solution services	335,127	167,187	416,082	262,871

Net revenues	572,436	219,431	1,425,517	335,431

COST OF REVENUES:
Software products and licensing	74,512	-	367,948	-
Solution services	169,096	98,629	230,295	145,413

Total cost of revenues	243,608	98,629	598,243	145,413

Gross profit	328,828	120,802	827,274	190,018

OPERATING EXPENSES:
Solution services	156,069	49,339	322,804	174,797
Depreciation and amortization	94,550	62,047	196,619	123,727
Marketing and sales	357,981	132,668	750,698	162,586
General and administrative	445,868	540,134	868,301	869,421

Total operating expenses	1,054,468	784,188	2,138,422	1,330,531

Loss from operations	(725,640)	(663,386)	(1,311,148)	(1,140,513)

OTHER INCOME (EXPENSE):
Interest income	20	61	28	86
Interest expense	(32,012)	(30,607)	(116,156)	(36,919)
Loss on sale of asset	-	(235)	(761)	(235)
Stock based compensation	(21,802)	(28,550)	(56,427)	(52,538)

Total other expense	(53,794)	(59,331)	(173,316)	(89,606)

LOSS BEFORE INCOME TAXES	(779,434)	(722,717)	(1,484,464)	(1,230,119)

INCOME TAXES	-	-	-	-

NET LOSS	$(779,434)	$(722,717)	$(1,484,464)	$(1,230,119)

LOSS ALLOCABLE TO COMMON STOCKHOLDERS:
Net loss	$(779,434)	$(722,717)	$(1,484,464)	$(1,230,119)

Loss allocable to common stockholders	$(779,434)	$(722,717)	$(1,484,464)	$(1,230,119)

Basic and diluted loss per share	$(0.01)	$(0.01)	$(0.01)	$(0.01)
The accompanying notes are an integral part of these statements.

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